Exhibit 10.21

SERVICE AGREEMENT With H. Bryan Brewer, Jr.

This Agreement is effective as of the date last subscribed below (“Effective Date”) and is between H. Bryan Brewer, Jr., an individual having an address 11410 River Road, Potomac, MD 20854 (hereinafter referred to as “Consultant”) and Lipid Sciences, Inc., a Delaware Corporation, having an address at 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566 (hereinafter referred to as “LSI”).

Whereas LSI desires to have Consultant act as general consultant to provide services to LSI, and Consultant desires to act as such a consultant to LSI, Consultant and LSI agree as follows:

1.	SERVICES
Consultant shall provide labor services to LSI. These services will be performed at the offices of the Consultant and such other locations as reasonably specified and requested by LSI. Consultant shall provide advisory services to LSI in the field of plasma delipidation, a process that removes lipids from proteins and other targets of therapeutic interest in plasma or other media. The scope and duration of this agreement may be changed or extended by mutual agreement of LSI and Consultant.

2.	TERM
The term of this agreement shall commence on September 18th, 2003 and expire on September 17, 2004. Either party may terminate this agreement, at any time during the term of the service relationship with or without cause and with or without explanation.

3.	COMPENSATION/REIMBURSEMENT
LSI shall pay Consultant at a rate of One Hundred Twenty-Five Thousand Dollars ($125,000) annually, payable monthly together with a Non-Qualified Stock Option Award as specified in the “2001 Performance Equity Plan Non-Qualified Stock Option Agreement” attached. Consultant understands that Consultant, as a separate business entity, is not eligible for and shall not be entitled to receive any LSI employee benefits, including medical coverage, workers’ compensation insurance, disability insurance, unemployment benefits, or other similar benefits or other insurance protection LSI provides to its employees. Consultant further acknowledges that s/he is responsible for obtaining any workers’ compensation or general liability insurance as may be required or appropriate in connection with Consultant’s status as a business entity.

LSI shall reimburse Consultant for reasonable and necessary travel expenses (excluding travel time) to such places as Consultant may travel in the performance of such services, Consultant shall provide an itemized expense statement for such expenses no later than the last day of each monthly period. Such itemized expense statements shall be forwarded to the attention of the President and CEO, Lipid Sciences, Inc., at the aforementioned address. Reimbursement of such expenses shall be in accordance with LSI’s policy regarding travel expenses.

4.	TAXES
Consultant acknowledges and agrees that, if Consultant is an independent contractor/sole proprietor, it shall be Consultant’s sole obligation to report as self-employment income all compensation for services received by Consultant from LSI. If Consultant is a corporation or partnership, Consultant acknowledges and agrees that Consultant shall compensate all employees via a W-2 for services received by Consultant from LSI. Consultant agrees to indemnify LSI and hold LSI harmless to the extent of any obligations imposed by law on LSI to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payments made to Consultant by LSI for Consultant’s services.

5.	OTHER SERVICES; CONFIDENTIAL INFORMATION
During the term of this Service Agreement, Consultant will remain free to engage in any other labor service work for any other company except as set forth in Section 7 hereof, but agrees that in so doing Consultant will not divulge to others any Confidential Information of LSI. “Confidential Information” means any LSI proprietary information, technical data, trade secrets or know-how, including, but not limited to, intellectual property information, research, product plans, market assessments, business plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of LSI on whom Consultant called or with whom Consultant became acquainted during this service relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Consultant by LSI either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or discussions or created by Consultant during the period of this service relationship, whether or not during working hours. Confidential Information does not include any of the foregoing items, which has become publicly and widely known and made generally available through no wrongful act or omission of Consultant or of others who were under confidentiality obligations as to the item or items involved. Consultant acknowledges that the rendering of services to LSI creates a relationship of trust and confidence between LSI and Consultant. During and after Consultant’s rendering of services to LSI, Consultant will not use or disclose or allow anyone else to use or disclose any Confidential Information or knowledge relating to LSI, its employees, products, Consultants or customers, except as may be necessary in the performance of Consultant’s work for LSI or as may be authorized in advance by appropriate officials of LSI. Consultant will not disclose directly or indirectly to any third party or parties any information or knowledge Consultant may acquire with respect to such Confidential Information, including innovations, business strategies, financial information, employee lists, customer lists, inventories, designs, methods, systems, improvements, trade secrets, or other private or confidential matters of LSI without LSI’s prior written consent.

6.	ASSIGNMENT OF INVENTIONS
Consultant will promptly disclose to LSI in writing all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable (collectively, “Inventions”), made or conceived, developed, reduced to practice or learned by Consultant, either alone or jointly with others, during the term of the working relationship. Consultant hereby assigns to LSI any rights Consultant may have or acquire in such Inventions, which shall be the sole property of LSI and its assigns. Consultant will assist LSI in every proper way to obtain and enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. Consultant shall be compensated for such assistance as specified in paragraph 3, above. Consultant also hereby irrevocably designates and appoints LSI and its duly authorized officers and agents as his agents and attorneys-in-fact-to act for and in his behalf for the purpose of executing and filing any such document and doing all acts to accomplish the foregoing purposes. Consultant understands that this Agreement does not require assignment of an invention, which a Consultant cannot be obligated to assign under Section 2870 of the California Labor Code.

7.	CONFLICT OF INTEREST
Consultant shall not accept a similar relationship with a competitor of LSI nor shall Consultant itself compete with LSI, during the course of this agreement without LSI’s prior written consent. Consultant represents that Consultant has no other agreements or commitments, which would hinder Consultant’s performance of obligations under this Agreement, and that Consultant will not enter into any such agreements during the term hereof.

Consultant hereby represents that his/her performance of all terms of this Agreement have not breached and will not breach any agreement to keep in confidence proprietary information,

knowledge or data acquired by Consultant in confidence or trust prior or subsequent to the commencement of Consultant’s service relationship with LSI, and Consultant will not disclose to LSI, or induce LSI to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

8.	RETURN OF LSI MATERIALS Upon termination of Consultant’s services to LSI, Consultant will promptly return to LSI, and will not take with Consultant or use, all items of any nature that belong to LSI.

9.	STATUS AS A BUSINESS ENTITY
Consultant is a business entity, as such, Consultant understands and agrees that Consultant is not an agent or employee of LSI and has no authority to bind LSI, by contract or otherwise. As a business entity, Consultant is solely responsible for determining the means and methods of performing the labor services, including any and all business expenses. Consultant further understands and agrees that Consultant is responsible for obtaining all documentation necessary to operate a business in Consultant’s municipality, as may be required by law.

10.	ASSIGNMENT Consultant agrees that Consultant may not assign this agreement or delegate duties herein without LSI’s prior written consent.

11.	MISCELLANEOUS

(a)	Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(b)	Sole Agreement. This Agreement, including the Exhibits and Attachments hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)	Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(d)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(e)	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f)	Choice of Law. The laws of the State of California shall govern the validity, interpretation, construction and performance of this Agreement, without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the Effective Date.

	CONSULTANT:		COMPANY:

	H. Bryan Brewer, Jr.		LIPID SCIENCES, INC.

By:	H. Bryan Brewer, Jr., M.D.	By:	S. Lewis Meyer, Ph.D.

	(Print Name)		(Print Name)

	/s/ H. Bryan Brewer, Jr., M.D.		/s/ S. Lewis Meyer, Ph.D.

	(Signature)		(Signature)

	Chief, Molecular Disease Branch		President and Chief Executive Officer

	(Title)		(Title)